EXHIBIT 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of September 1, 2022, by and between Tilray Brands, Inc., a Delaware corporation (“Assignee”), and Double Diamond Holdings Ltd., an Ontario corporation (“Assignor”).

WHEREAS, Assignor owns: (i) a promissory note issued by 1974568 Ontario Limited (“Aphria Diamond”) in favour of the Assignor in the amount of USD $8,464,139.73 (the “Quarterly Note”) and (ii) a promissory note issued by Aphria Diamond in favour of the Assignor in the amount of USD $30,585,819.60 (the “Annual Note”, and together with the Quarterly Note, the “Promissory Notes”); and

WHEREAS, Assignor desires to assign and transfer to Assignee the Promissory Notes in exchange for 10,276,305 shares of class 2 common stock of the Assignee (the “Tilray Shares”);

WHEREAS, Assignee desires to accept the Promissory Notes in exchange for the Tilray Shares; and

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Assignment. Subject to the terms of this Agreement, the Assignor hereby assigns and transfers to the Assignee all of the Assignor’s right, title, and interest in and to the Promissory Notes, in exchange for the Tilray Shares, including all voting, consent, and financial rights now or hereafter existing and associated with ownership of the Tilray Shares.

2.

Acceptance by Assignee. The Assignee accepts the assignment of all of Assignor’s right, title, and interest in and to the Promissory Notes, and agrees to issue the Tilray Shares to Assignor in exchange for the assignment of the Promissory Notes.

3.

Adjustments to the Purchase Price. Assignor and Assignee agree that the fair market value of the Tilray Shares is, and is intended by them to be, equal to the fair market value of the Promissory Notes, on the date hereof and is based on their best estimates of such value. Assignor and Assignee agree that if the Canada Revenue Agency or any other taxing authority determines or proposes to assess or reassess either or both of Assignor or Assignee on the basis that the purchase price and/or consideration paid hereunder is not equal to the fair market value thereof on the date hereof, subject to each of the parties exhausting or waiving its rights of objection to or appeal from any actual or proposed assessment or reassessment, the purchase price of either or both of the Promissory Notes, as applicable, and/or fair market value of the Tilray Shares issued in consideration therefor (as the case may be) shall be increased or decreased to such amount as may be agreed upon with the Canada Revenue Agency or such other taxing authority or as may be determined by a final and binding decision of a court so that the consideration ultimately paid hereunder shall be equal to the fair market value of the Tilray Shares, as applicable, as so established. Any adjustment required pursuant to this Section 3 shall be made as of the date hereof.

4.	Representations, Warranties and Covenants of the Assignor. The Assignor hereby represents, warrants and covenants to the Assignee as follows:

1.

Organization, Good Standing and Qualification. The Assignor is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all corporate power and corporate authority required to carry on its business as presently conducted and as presently proposed to be conducted.

2.

Corporate Power. The Assignor has all requisite corporate power to execute and deliver this Agreement, to carry out and perform its obligations under the terms of this Agreement, and to assign and transfer the Promissory Notes.

3.

Authorization. All corporate action on the part of the Assignor, its directors and its shareholders necessary for the authorization of this Agreement and the execution, delivery and performance of all obligations of the Assignor under this Agreement has been taken. This Agreement, when executed and delivered by the Assignor, shall constitute valid and binding obligations of the Assignor enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to applicable Canadian securities laws.

4.

Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Assignor in connection with the valid execution and delivery of this Agreement, the assignment, sale or transfer of the Promissory Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

5.

Compliance with Laws. To its knowledge, the Assignor is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Assignor.

6.

Good and Marketable Title. As of the date hereof, (i) the Assignor has good and marketable title to the Promissory Notes, free and clear of any lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance or restrictions on transferability, and the Assignor has the full right, power and lawful authority to assign, transfer and sell the Promissory Notes to the Assignee, and (ii) upon the consummation of the transactions contemplated by this Agreement, the Assignee will have good and marketable title to the Promissory Notes and the Assignee will be the sole owner of the Promissory Notes, free and clear of any lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance of the Assignor or any of its creditors.

7.

No Encumbrances. The Assignor has not pledged, assigned, sold, granted a security interest in or otherwise encumbered or conveyed any interest in the Promissory Notes and no effective financing statement or other instrument similar in effect naming or purportedly naming the Assignor as debtor and covering all or any part of the Promissory

Notes is on file in any recording office. The Assignor has not received written notice of, and has no actual knowledge of, any offsets, counterclaims or other defenses with respect to the Promissory Notes.

8.

Accredited Investor. The Assignor represents that it is an “accredited investor” as that term is defined in National Instrument 45-106 - Prospectus Exemptions, made under Canadian securities law. The Assignor acknowledges that the Tilray Shares have not been receipted under any Canadian securities laws and that the contemplated transfer of Tilray Shares is being made in reliance on a private placement exemption to accredited investors. The Assignor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Tilray Shares.

9.

Purchase Entirely for Own Account. The Assignor hereby confirms that the Tilray Shares to be acquired by the Assignor hereunder will be acquired for investment as principal for the Assignor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Assignor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Assignor further represents that the Assignor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Tilray Shares.

10.

Transfer Restrictions. Other than by way of sales of the Tilray Shares through Nasdaq to persons that the Assignor does not know to be Canadian, the Assignor covenants and agrees that it will not sell or transfer any interest in the Tilray Shares or otherwise distribute any or all of the Tilray Shares to any other person until such date that is four months a day following the date of distribution of the Tilray Shares to the Assignor.

5.	Representations, Warranties and Covenants of the Assignee. The Assignee hereby represents, warrants and covenants to the Assignor as follows:

1.

Organization, Good Standing and Qualification. The Assignee is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all corporate power and corporate authority required to carry on its business as presently conducted and as presently proposed to be conducted.

2.

Corporate Power. The Assignee has all requisite corporate power to execute and deliver this Agreement, to carry out and perform its obligations under the terms of this Agreement, and to transfer the Tilray Shares to the Assignor in exchange for and in full consideration of the Promissory Notes.

3.

Authorization. The Assignee has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Assignee, will constitute valid and legally binding obligations of the Assignee, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) for the effect of rules of law governing the availability of equitable remedies.

4.

Offering. Assuming the accuracy of the representations, warranties and covenants of the Assignor contained in Section 4 of this Agreement, and subject to filings pursuant to applicable securities laws, if any, the offer, issue, and sale of the Tilray Shares to be issued pursuant to and in conformity with this Agreement, will be issued in compliance with all applicable securities laws.

6.	Absolute Conveyance. The conveyance of the Promissory Notes hereunder is an absolute transfer to Assignee, free and clear of all liens and restrictions.

7.

Further Assurances. Each party hereto agrees to execute and deliver to the other parties such reasonable and appropriate additional documents, instruments or agreements (in form and substance reasonably satisfactory to the executing party) as may be necessary or appropriate to effectuate the purpose of this Agreement.

8.	Heirs, Successors, and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

9.	Currency. All references in this Agreement to "dollars" or "$" are to Canadian dollars, unless otherwise stated.

10.

Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

11.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.

Governing Law. This Agreement and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the Province of Ontario, and the federal laws of Canada applicable therein, without regard to conflict of law rules.

13.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14.	Amendments and Modifications. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ASSIGNOR:

DOUBLE DIAMOND HOLDINGS LTD.

By:

Name: Christopher Mastronardi

Title: CEO

ASSIGNEE:

TILRAY BRANDS, INC.

By:

Name: Carl Merton

Title: CFO

[Signature Page to Assignment and Assumption Agreement]